Exhibit 99.1

Jack in the Box Inc. to Present at Investor Conference in December

SAN DIEGO--(BUSINESS WIRE)--November 27, 2019--Jack in the Box Inc. (NASDAQ: JACK) will participate in an upcoming investment conference. The date of the presentation is:

  December 3, 2019, 7:45 am ET – Barclays Eat, Sleep, Play - It's Not All Discretionary Conference in New York.

To access the live webcast of the Barclays presentation through the internet, log onto the Jack in the Box Inc. Investors page at http://investors.jackinthebox.com at least 15 minutes prior to the audio presentation to download and install any necessary software. The webcast will be available for replay using that same link for 30 days, beginning on December 3, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683